Exhibit 10.4

AMENDMENT TWO
TO THE
THE COCA-COLA COMPANY SUPPLEMENTAL CASH BALANCE PLAN

WHEREAS, The Coca-Cola Company (the “Company”) established The Coca-Cola Company Supplemental Cash Balance Plan (the “Plan”);
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan; and
NOW THEREFORE, the Plan is hereby amended as follows, effective January 1, 2012:
1.
The definition of “Pension Benefit” shall be deleted and replaced with the following definition:
““Pension Benefit” shall be the benefit payable to a Participant under the Qualified Pension Plan, except that “Pension Benefit” shall not include, and shall specifically exclude, any benefit earned under the Qualified Pension Plan while the Participant was not participating in this Plan following a Separation from Service.”
2.
The following sentence shall be added to the end of Section 3.1(a)(1):
“Notwithstanding anything else herein, the amount calculated under this section 3.1(a)(1) shall not include, and shall specifically exclude, any benefit earned under the Qualified Pension Plan while the Participant was not participating in this Plan following a Separation from Service.”

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 15th day of June 2015.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Stacy Apter
Stacy Apter